Exhibit 99.2

WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q2 FY2005 (All $ amounts in millions)

	Q2 FY04	Q3 FY04	Q4 FY04	Q1 FY05	Q2 FY05

REVENUE:	$835	$749	$749	$824	$955

REVENUE BY CHANNEL:
OEM	51%	49%	53%	59%	58%
DISTRIBUTORS	43%	43%	41%	35%	35%
RETAIL	6%	8%	6%	6%	7%

REVENUE BY GEOGRAPHY:
AMERICAS	41%	42%	44%	40%	38%
EUROPE	31%	30%	27%	30%	32%
ASIA	28%	28%	29%	30%	30%

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	56%	51%	54%	52%	49%

HARD DRIVE UNITS (in millions):	12.7	11.8	12.5	14.2	16.2

WORLDWIDE HEADCOUNT:	16,843	17,162	17,328	20,760	21,565

ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	39	37	38	44	37

INVENTORY DETAIL:
RAW MATERIALS	$19	$9	$26	$11	$12
WORK IN PROCESS	58	67	52	45	50
FINISHED GOODS	79	73	71	88	56
TOTAL INVENTORY, NET	$156	$149	$149	$144	$118

INVENTORY TURNS	18	17	17	20	27